SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

FILED BY THE REGISTRANT  ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT  ☒

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to ss. 240.14a-12

GREAT WOLF RESORTS, INC.
(Name of Registrant as Specified In Its Charter)
__________________________

CONCERNED GREAT WOLF STOCKHOLDERS' COMMITTEE
HOVDE CAPITAL ADVISORS LLC
FINANCIAL INSTITUTION PARTNERS, L.P.
FINANCIAL INSTITUTION PARTNERS, LTD.
FINANCIAL INSTITUTION PARTNERS III, L.P.
FINANCIAL INSTITUTION PARTNERS IV, L.P.
THE HOVDE FINANCIAL, INC. PROFIT SHARING PLAN AND TRUST
THE ERIC D. AND STEVEN D. HOVDE FOUNDATION
THE BRITTA ANN HOVDE TRUST
THE CARLIN CHRISTINE TUCKER TRUST
STEVEN D. HOVDE
RICHARD J. PERRY, JR.
ERIC D. HOVDE
RICHARD T. MURRAY III
ERIC S. LUND
________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As a result of the precipitous drop in the stock price of Great Wolf Resorts, Inc. (the "Company"), which the Concerned Great Wolf Stockholders' Committee (the "Committee") believes is directly attributable to a lack of meaningful oversight and stewardship by the Company's board of directors, in connection with the Company's upcoming 2008 annual meeting of stockholders (the "Annual Meeting"), the Committee intends to file a proxy statement with the Securities and Exchange Commission (the "SEC") to solicit stockholders of the Company with respect to the election of directors, including for the election of the Committee's three nominees for election to the Company's board of directors. The Committee's nominees are Eric D. Hovde, Richard T. Murray III and Eric S. Lund. THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FROM THE COMMITTEE BY CONTACTING HOVDE CAPITAL ADVISORS LLC, 1826 JEFFERSON PLACE, NW, WASHINGTON, DC 20036.

COMMITTEE PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation by the Committee in connection with the Company's 2008 Annual Meeting:

Hovde Capital Advisors LLC, a Delaware limited liability company (the "Investment Advisor"); Financial Institution Partners, L.P., a Delaware limited partnership ("FIP LP"); Financial Institution Partners, Ltd., a Cayman Islands exempted company ("FIP LTD"); Financial Institution Partners III, L.P., a Delaware limited partnership ("FIP III"); Financial Institution Partners IV, L.P., a Delaware limited partnership ("FIP IV"); the Eric D. and Steven D. Hovde Foundation, an irrevocable trust (the "Foundation"); the Hovde Financial, Inc. Profit Sharing Plan and Trust, an employee benefit plan (the "Plan"); the Britta Ann Hovde Trust, an irrevocable trust ("BAHT"); the Carlin Christine Tucker Trust, an irrevocable trust ("CCTT"); Steven D. Hovde ("S. Hovde"); Eric D. Hovde ("E. Hovde"); and Richard J. Perry, Jr.

In addition to Mr. E. Hovde, a managing member of the Investment Advisor, Richard T. Murray, a senior investment analyst with the Investment Advisor, and Eric S. Lund, Co-founder and Chief Operating Officer of S&L Hospitality, are the Committee's nominees for election to the Company's board of directors.

Mr. E. Hovde and Mr. Perry are the managing members of the Investment Advisor, which serves as the investment manager to FIP LP, FIP LTD, FIP III and FIP IV; Messrs. E. Hovde, S. Hovde and Perry are Trustees of the Foundation; Messrs. E. Hovde and S. Hovde are Trustees of the Plan; and Mr. Perry is the Trustee of each of BAHT and CCTT.

The Committee and certain of these persons and entities, through their positions as described above, hold direct or indirect interests in shares of the Company's common stock, par value $0.01 per share (the "Shares") as follows: Mr. E. Hovde directly beneficially owns 59,671 Shares. Messrs. Hovde and Perry, as the managing members of the Investment Advisor and each of the general partners of FIP LP, FIP III and FIP IV and the management company of FIP LTD, may be deemed to have beneficial ownership over 1,643,163 Shares, which Shares include 372,504 Shares directly beneficially owned by a separately managed account, 610,584 Shares directly beneficially owned by FIP LP, 251,729 Shares directly beneficially owned by FIP LTD, 331,889 Shares directly beneficially owned by FIP III, and 76,457 Shares directly beneficially owned by FIP IV. Additionally, Messrs. E. Hovde, S. Hovde and Perry, as the trustees of the Foundation, may be deemed to have beneficial ownership over 19,315 Shares, which Shares are directly beneficially owned by the Foundation. Further, Messrs. E. Hovde and S. Hovde, as the trustees of the Plan, may be deemed to have beneficial ownership over 8,825 Shares, which Shares are directly beneficially owned by the Plan. Moreover, Mr. Perry, as the trustee of BAHT and CCTT, may be deemed to have beneficial ownership over 4,000 Shares, 2,000 Shares of which are directly beneficially owned by BAHT and 2,000 Shares of which are directly beneficially owned by CCTT.

Mr. Lund directly beneficially owns 2,747 Shares.

Richard T. Murray III does not have any direct or indirect interests, by security holdings or otherwise, required to be disclosed herein, except his interest in being nominated and elected as a director of the Company.

___________________________
Hovde Capital Advisors LLC
1826 Jefferson Place, NW
Washington, DC 20036
Phone: 202-822-8117